A/C No [***]
Statement Date 10-Nov-22

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC as Agent
for Masterworks Cayman SPC o/b/o
its Gallery Segregated Portfolio
225 Liberty Street 29th Floor
New York, New York 10281
United States

Account Address
Masterworks Gallery LLC as Agent
for Masterworks Cayman SPC o/b/o
its Gallery Segregated Portfolio
225 Liberty Street 29th Floor
New York, New York 10281
United States

PRELIMINARY THIRD PARTY STATEMENT

Site	Currency	Sale Date	Sale No	Lot No	Description	Successful Purchaser	Hammer Price	Buyer's Premium	Bid Amount
New York	USD	10-Nov-22	22011	134	BRIDGET RILEY *Arcane*	Yes	2,200,000.00	500,000.00	2,000,000.00

Sub Total Amount Due	
Hammer Price	2,200,000.00
Buyer's Premium	500,000.00
5% Financing Fee Due (to You)	(100,000.00)
Net Amount Due to Christie's	**2,600,000.00**

Payment Due to Christie's	
10-Mar-23	2,600,000.00

Please note that this statement is provided to you as a courtesy and shall not be deemed an amendment to or modification of the agreement or invoice.